                                                                    EXHIBIT 10.3


                    United States Department of the Interior

                                                        In Reply Refer To:
                           BUREAU OF LAND MANAGEMENT
                             Wyoming State Office       3452
                                P.O. Box 1828           WYW0321779
                        Cheyenne, Wyoming 82003-1828    (921MLove)
                                                        PHONE NO:  307-775-6258
                                                        FAX NO:    307-775-6203





                                D E C I S I O N

Powder River Coal Company               :
Attn:  Victor E. Garber                 :        Federal Coal Lease
Caller Box 3034                         :     North Antelope/Rochelle Mine
Gillette, Wyoming 82717-3034            :

                        Partial Relinquishment Accepted
                        -------------------------------

On February 17, 1998, we received a partial relinquishment of Federal coal lease WYW0321779 as to the following lands:

               T. 41 N., R. 70 W., 6th P.M., Wyoming
                 Sec. 3:  Lots 17 (S2), 18, 19, 20 (W2);
                 Sec. 10:  Lots 1-10;
                 Sec. 11:  Lots 2 (W2), 3-6, 7 (W2), 12.

                 Containing 758.875 acres, more or less.

The Casper District Office has determined that the public interest shall not be impaired by acceptance of the relinquishment, as maximum economic recovery of the recoverable resource shall be achieved and adequate reclamation has occurred in accordance with the policy outlined in Instruction Memorandum No. WY-98-35. That office has recommended that the partial relinquishment be accepted.

Therefore, the partial relinquishment of Federal coal lease WYW0321779 is hereby accepted effective February 17, 1998, the date the relinquishment was filed.

Acceptance of this partial relinquishment does not relieve Powder River Coal Company, or its successors, from complying with the reclamation requirements of 30 CFR Chapter VII, Subchapter K, or an approved State program. (43 CFR 3480.0-6(d)(8))

The following-described lands are remaining in Federal coal lease WYW0321779:

               T. 41 N., R. 69 W., 6th P.M., Wyoming
                 Sec. 6:  Lots 8-23;
                 Sec. 7:  Lots 5-12, 14-19;
                 Sec. 18: Lots 6, 7, 10, 11;

               T. 42 N., R. 69 W., 6th P.M., Wyoming
                 Sec. 19:  Lots 8, 13, 14;
                 Sec. 30:  Lots 8-20;
                 Sec. 31:  Lots 5-20;

               T. 41 N., R. 70 W., 6th P.M., Wyoming
                 Sec. 1:  Lots 5-7, 10-15, 17-20;
                 Sec. 2:  Lots 17-20;
                 Sec. 3:  Lots 17 (N2), 20 (E2);
                 Sec. 11: Lots 1, 2 (E2), 7 (E2), 8, 9;
                 Sec. 12: Lots 1-14, 16;

               T. 42 N., R. 70 W., 6th P.M., Wyoming
                 Sec. 13:  Lots 13-16
                 Sec. 14:  Lots 9-16;
                 Sec. 15:  Lots 9-16;
                 Sec. 22:  Lots 1, 2, 7, 8;
                 Sec. 23:  Lots 1-16;
                 Sec. 24:  Lots 1-16;
                 Sec. 25:  Lots 1-16;
                 Sec. 26:  Lots 1, 2, 7, 8.

                 Containing 7,286.745 acres, more or less.

Attached to this Decision is an acreage calculation worksheet, which lists the acreage amounts for the lands remaining in the lease.

The new rental amount due each year for this lease beginning December 1, 1998, will be $21,861.00.

If you have any questions concerning this matter, please contact Mavis Love in the Minerals and Lands Authorization Group at 307-775-6258.


                         Alan R. Pierson
                         State Director

Attachment

cc:

Department of Environmental Quality, Land Quality Division,
  122 West 25th Street, Cheyenne, WY  82002
Department of Environmental Quality, Land Quality Division,
  Attn:  Bob Giurgevich, 1043 Coffeen Avenue, Suite D,

  Sheridan, WY  82801
Office of Surface Mining, Attn:  Mr. Peter Rutledge, Western
  Regional Coordinating Center, 1999 Broadway, Suite 3320,
  Denver, CO  80202-5733
MMS, REP, Reporting & Valuation Division, Solid Minerals
  Reporting Staff, P.O. Box 5760, MS3153, Denver CO  80217
WO (320), Room 501, LS
DM, Casper

                  ACREAGE CALCULATIONS FOR LANDS REMAINING IN
                         FEDERAL COAL LEASE WYW0321779
                   AFTER ACCEPTANCE OF PARTIAL RELINQUISHMENT
                          EFFECTIVE FEBRUARY 17, 1998


T. 41 N., R. 69 W., 6th P.M., Wyoming
-------------------------------------
     Sec. 6:     Lots 8-23                              649.410
     Sec. 7:     Lots 5-12, 14-19                       559.850
     Sec. 18:    Lots 6, 7, 10, 11                      160.770


T. 42 N., R. 69 W., 6th P.M. Wyoming
------------------------------------
     Sec. 19:    Lots 8, 13, 14                         120.540
     Sec. 30:    Lots 8-20                              529.050
     Sec. 31:    Lots 5-20                              657.650

T. 41 N., R. 70 W., 6th P.M. Wyoming
---------------------------------------
     Sec. 1:     Lots 5-7, 10-15, 17-20                 525.800
     Sec. 2:     Lots 17-20                             157.520
     Sec. 3:     Lot 17 (N2)                             19.425
                 Lot 20 (E2)                             19.150

     Sec. 11:    Lot 1                                   40.590
                 Lot 2 (E2)                              20.285
                 Lot 7 (E2)                              20.215
                 Lot 8                                   40.450
                 Lot 9                                   40.350

     Sec. 12:    Lots 1-14, 16                          608.870

T. 42 N., R. 70 W., 6th P.M. Wyoming
------------------------------------

     Sec. 13:    Lots 13-16;                            162.990
     Sec. 14:    Lots 9-16                              326.480
     Sec. 15:    Lots 9-16                              332.010
     Sec. 22:    Lots 1, 2, 7, 8                        164.540
     Sec. 23:    Lots 1-16                              653.520
     Sec. 24:    Lots 1-16                              651.400
     Sec. 25:    Lots 1-16                              660.410
     Sec. 26:    Lots 1, 2, 7, 8                        165.470

                 TOTAL ACREAGE                        7,286.745

                                                         Serial Number

                                UNITED STATES
                          DEPARTMENT OF THE INTERIOR
                           BUREAU OF LAND MANAGEMENT        WYW0321779
                                                         Date Lease Issued
                            COAL LEASE READJUSTMENT
                                                            12-01-66
--------------------------------------------------------------------------------


PART 1:  LEASE RIGHTS GRANTED

This lease, entered into by and between the United States of America, hereinafter called the lessor, through the Bureau of Land Management, and (Name and Address)

                           Powder River Coal Company
                           Caller Box 3034
                           Gillette, WY  82717-3034

hereinafter called the lessee, is readjusted, effective 12-01-96, for a period of 10 years and for so long thereafter as coal is produced in commercial quantities from the leased lands, subject to readjustment of lease terms at the end of each 10-year period.

Sec. 1.  This lease readjustment is subject to the terms and provisions of the:

XXX Mineral Lands Leasing Act of 1920, Act of February 25, 1920, as amended, 41 Stat. 437, 30 U.S.C. 181-287, hereinafter referred to as the Act; as to 8005.12 A

XXX Mineral Leasing Act for Acquired Lands, Act of August 7, 1947, 61 Stat. 913, 30 U.S.C. 351-359; as to 40.05 A and to the regulations and formal orders of the Secretary of the Interior which are now or hereafter in force, when not inconsistent with the express and specific provisions herein.

Sec. 2. Lessor, in consideration of any rents and royalties to be paid, and the conditions and covenants to be observed as herein set forth, hereby grants to lessee the exclusive right and privilege to drill for, mine, extract, remove or otherwise process and dispose of the coal deposits in, upon, or under the following described lands in Campbell County, Wyoming:

               T. 41 N., R. 69 W., 6th P.M., Wyoming
                 Sec. 6:  Lots 8-23;
                 Sec. 7:  Lots 5-12, 14-19;
                 Sec. 18: Lots 6, 7, 10, 11;

               T. 42 N., R. 69 W., 6th P.M., Wyoming
                 Sec. 19:  Lots 8, 13, 14;
                 Sec. 30:  Lots 8-20;
                 Sec. 31:  Lots 5-20;

                                                                      WYW0321779
                                                           12-01-96 Readjustment
                                                                     Page 2 of 4


               T. 41 N., R. 70 W., 6th P.M., Wyoming
                 Sec. 1:   Lots 5-7, 10-15, 17-20;
                 Sec. 2:   Lots 17-20;
                 Sec. 3:   Lots 17-20;
                 Sec. 11:  Lots 1-9, 12
                 Sec. 12:  Lots 1-13, 14 (ALQ Min); 16

               T. 42 N., R. 70 W., 6th P.M., Wyoming
                 Sec. 13:  Lots 13-16
                 Sec. 14:  Lots 9-16;
                 Sec. 15:  Lots 9-16;
                 Sec. 22:  Lots 1, 2, 7, 8;
                 Sec. 23:  Lots 1-16;
                 Sec. 24:  Lots 1-16;
                 Sec. 25:  Lots 1-16;
                 Sec. 26:  Lots 1, 2, 7, 8.

          Containing 8045.620 acres, more or less, together with the right to construct such works, buildings, plants, structures, equipment and appliances and the right to use such on-lease rights-of-way which may be necessary and convenient to the exercise of the rights and privileges granted, subject to the conditions herein provided.


PART II.  TERMS AND CONDITIONS

Sec. 1. (a) RENTAL RATE - Lessee shall pay lessor rental annually and in advance for each acre or fraction thereof during the continuance of the use at the rate of $3.00 for each lease year.

(b) RENTAL CREDITS - Rental shall not be credited against either production or advance royalties for any year.

Sec. 2. (a) PRODUCTION ROYALTIES - The royalty shall be 12 1/2 percent of the value of the coal produced by strip or auger methods and 8 percent of the value of the coal produced by underground mining methods. The value of the coal shall be determined as set forth in 43 CFR 3480. Royalties are due to lessor the final day of the month succeeding the calendar month on which the royalty obligation accrues.

(b) ADVANCE ROYALTIES - Upon request by lessee, the Authorized Officer may accept, for a total of not more than 10 years, the payment of advance royalties in lieu of continued operation, consistent with the regulations. The advance royalty shall be based on a percent of the value of a minimum number of tons determined in the manner established by the advance royalty regulations in effect at the time the lessee requests approval to pay advance royalties in lieu of continued operation.

                                                                      WYW0321779
                                                           12-01-96 Readjustment
                                                                     Page 3 of 4


Sec. 3. BONDS - Lessee shall maintain in the proper office a lease bond in the amount of $1,192,000.00. The Authorized Officer may require an increase in this amount when additional coverage is determined appropriate.

Sec. 4. DILIGENCE - This lease is subject to the conditions of diligent development and continued operation, except that these conditions are excused when operations under the lease are interrupted by strikes, the elements, or casualties not attributable to the lessee. The lessor, in the public interest, may suspend the condition of continued operation upon payment of advance royalties in accordance with the regulations in existence at the time of the suspension. Lessee's failure to produce coal in commercial quantities at the end of the 10 years shall terminate the lease. If not submitted already, lessee shall submit an operation and reclamation plan pursuant to Section 7 of the Act no later than 3 years after the effective date of this lease readjustment.

The lessor reserves the power to assent to or under the suspension of the terms and conditions of this lease in accordance with, inter alia, Section 39 of the Mineral Leasing Act, 30 U.S.C. 209.

Sec. 5. LOGICAL MINING UNIT (LMU) - Either upon approval by the lessor of the lessee's application or at the direction of the lessor, this lease shall become an LMU or part of an LMU, subject to the provisions set forth in the regulations.

The stipulation established in an LMU approval in effect at the time of LMU approval will supersede the relevant inconsistent terms of this lease so long as the lease remains committed to the LMU. If the LMU of which this lease is a part is dissolved, the lease shall then be subject to the lease terms which would have been applied if the lease had not been included in an LMU.

Sec. 6. DOCUMENTS, EVIDENCE AND INSPECTION - At such times and in such form as lessor may prescribe, lessee shall furnish detailed statements showing the amounts and quality of all products removed and sold from the lease, the proceeds therefrom, and the amount used for production purposes or unavoidably lost.

Lessee shall keep open at all reasonable times for the inspection of any duly Authorized Officer of the lessor, the leased premises and all surface and underground improvements, works, machinery, ore stockpits, equipment, and all books, accounts, maps and records relative to operations, surveys, or investigations on or under the leased lands.

Lessee shall allow lessor access to and copying of documents reasonably necessary to verify lessee compliance with terms and conditions of the lease.

                                                                      WYW0321779
                                                           12-01-96 Readjustment
                                                                     Page 4 of 4


  While this lease remains in effect, information obtained under this section shall be closed to inspection by the public in accordance with the Freedom of Information Act (5 U.S.C. 552).

Sec. 7. DAMAGES TO PROPERTY AND CONDUCT OF OPERATIONS - Lessee shall comply at its own expense with all reasonable orders of the Secretary, respecting diligent operations, prevention of waste, and protection of other resources.

Lessee shall not conduct exploration operations, other than casual use, without an approved exploration plan. All exploration plans prior to the commencement of mining operations within an approved mining permit area shall be submitted to the Authorized Officer.

Lessee shall carry on all operations in accordance with approved methods and practices as provided in the operating regulations, having due regard for the prevention of injury to life, health, or property, and prevention of waste, damage, or degradation to any land, air, water, cultural, biological, visual, and other resources, including mineral deposits and formations of mineral deposit not leased hereunder, and to other land uses or users. Lessee shall take measures deemed necessary by lessor to accomplish the intent of this lease term. Such measures may include, but are not limited to modification to proposed siting or design of facilities, timing of operations, to itself the right to lease, sell or otherwise dispose of the surface or other mineral deposits in the lands and the right to continue existing uses and to authorize future uses upon or in the leased lands, including issuing leases for minerals deposits not covered hereunder, and approving easements or rights-of-way. Lessor shall condition such uses to prevent unnecessary or unreasonable interference with rights of lessee as may be consistent with concepts of multiple use and multiple mineral development.

Sec. 8. PROTECTION OF DIVERSE INTEREST, AND EQUAL OPPORTUNITY -Lessee shall: pay when due all taxes legally assessed and levied under the laws of the State or the United States; accord all employees complete freedom of purchase; pay all wages at least twice each month in lawful money of the United States; maintain a safe working environment in accordance with standard industry practices; restrict the workday to not more than 8 hours in any one day for underground workers except in emergencies; and take measure necessary to protect the health and safety of the public. No person under the age of 16 years shall be employed in any mine below the surface. To the extent that laws of the State in which the lands are situated are more restrictive than the provisions in the paragraph, then the State laws apply.

Lessee will comply with all provisions of Executive Order No. 11246 of September 24, 1965, as amended, and the rules, regulations, and relevant orders of the Secretary of Labor.

                                                                      WYW0321779
                                                           12-01-96 Readjustment
                                                                     Page 5 of 4


Neither lessee nor lessee's subcontractors shall maintain segregated facilities.

Sec. 9.  (a) TRANSFERS

XXX This lease may be transferred in whole or in part to any person, association or corporation qualified to hold such lease interest.

[ ] This lease may be transferred in whole or in part to another public body, or to a person who will mine the coal on behalf of, and for the use of, the public body or to a person who for the limited purpose of creating a security interest in favor of a lender agrees to be obligated to mine the coal on behalf of the public body.

[ ] This lease may only be transferred in whole or in part to another small business qualified under 13 CFR 121.

     Transfers of record title, working or royalty interest must be approved in accordance with the regulations.

(b) RELINQUISHMENT - The lessee may relinquish in writing at any time all rights under this lease or any portion thereof as provided in the regulations. Upon lessor's acceptance of the relinquishment, lessee shall be relieved of all future obligations under the lease or the relinquished portion thereof, whichever is applicable.

Sec. 10 DELIVERY OF PREMISES, REMOVAL OF MACHINERY, EQUIPMENT, ETC. - At such times as all portions of this lease are returned to lessor, lessee shall deliver up to lessor the land leased, underground timbering, and such other supports and structures necessary for the preservation of the mine workings on the leased premises or deposits and place all workings in condition for suspension or abandonment. Within 180 days thereof, lessee shall remove from the premises all other structures, machinery, equipment, tools, and materials that it elects to or as required by the Authorized Officer. Any such structures, machinery, equipment, tools and materials remaining on the leased lands beyond 180 days or approved extension thereof, shall become the property of the lessor, but lessee shall either remove any or all such property or shall continue to be liable for the cost of removal and disposal in the amount actually incurred by the lessor. If the surface is owned by third parties, lessor shall waive the requirement for removal, provided the third parties do not object to such waiver. Lessee shall, prior to the termination of bond liability or at any other time when required and in accordance with all applicable laws and regulations reclaim all lands the surface of which has been disturbed, dispose of all debris or solid waste, repair the offsite and

                                                                      WYW0321779
                                                           12-01-96 Readjustment
                                                                     Page 6 of 4


onsite damage caused by lessee's activity or activities incidental thereto, and reclaim access roads or trails.

Sec. 11. PROCEEDINGS IN CASE OF DEFAULT - If lessee fails to comply with applicable laws, existing regulations, or the terms, conditions and stipulations of this lease, and the noncompliance continues for 30 days after written notice thereof, this lease shall be subject to cancellation by the lessor only by judicial proceedings. This provision shall not be construed to prevent the exercise by lessor of any other legal and equitable remedy, including waiver of the default. Any such remedy or waiver shall not prevent later cancellation for the same default occurring at any other time.

Sec. 12. HEIRS AND SUCCESSORS-IN-INTEREST - Each obligation of this lease shall extend to and be binding upon, and every benefit hereof shall inure to, the heirs, executors, administrators, successors, or assigns of the respective parties hereto.

Sec. 13. INDEMNIFICATION - Lessee shall indemnify and hold harmless the United States from any and all claims arising out of the lessee's activities and operations under this lease.

Sec. 14. SPECIAL STATUTES - This lease is subject to the Federal Water Pollution Control Act (33 U.S.C. 1151-1175), the Clean Air Act (42 U.S.C. 1857, et. seq.), and to all other applicable laws pertaining to exploration activities, mining operations and reclamation, including the Surface Mining Control and Reclamation Act of 1977 (30 U.S.C. 1201 et. seq.).

Sec. 15. SPECIAL STIPULATIONS - In addition to observing the general obligations and standards of performance set out in the current regulations, the lessee shall comply with and be bound by the following special stipulations. These stipulations are also imposed upon the lessee's agents and employees. The failure or refusal of any of these persons to comply with these stipulations shall be deemed a failure of the lessee to comply with the terms of this lease. The lessee shall require his agents, contractors and subcontractors involved in activities concerning this lease to include these stipulations in the contracts between and among them. These stipulations may be revised or amended, in writing, by the mutual consent of the lessor and the lessee at any time to adjust to changed conditions or to correct an oversight.

(a)  CULTURAL RESOURCES

(1) Before undertaking any activities that may disturb the surface of the leased lands, the lessee shall conduct a cultural resource intensive field inventory in a manner specified by the Authorized Officer of the BLM or of the surface managing agency, if different, on portions of the mine plan area and adjacent areas, or exploration plan area, that may be adversely affected

                                                                      WYW0321779
                                                           12-01-96 Readjustment
                                                                     Page 7 of 4


by lease-related activities and which were not previously inventoried at such a level of intensity. The inventory shall be conducted by a qualified professional cultural resource specialist (i.e., archeologist, historian, historical architect, as appropriate), approved by the Authorized Officer of the surface managing agency (BLM if the surface is privately owned), and a report of the inventory and recommendations for protecting any cultural resources identified shall be submitted to the Assistant Director of the Western Support Center of the Office of Surface Mining, the Authorized Officer of the BLM, if activities are associated with coal exploration outside an approved mining permit area (hereinafter called Authorized Officer), and the Authorized Officer of the surface managing agency, if different. The lessee shall undertake measures, in accordance with instructions from the Assistant Director, or Authorized Officer, to protect cultural resources on the leased lands. The lessee shall not commence the surface disturbing activities until permission to proceed is given by the Assistant Director or Authorized Officer.

(2) The lessee shall protect all cultural resource properties within the lease area from lease-related activities until the cultural resource mitigation measures can be implemented as part of an approved mining and reclamation plan or exploration plan.

(3) The cost of conducting the inventory, preparing reports, and carrying out mitigation measures shall be borne by the lessee.

(4) If cultural resources are discovered during operations under this lease, the lessee shall immediately bring them to the attention of the Assistant Director or Authorized Officer, or the Authorized Officer of the surface managing agency, if the Assistant Director is not available. The lessee shall not disturb such resources except as may be subsequently authorized by the Assistant Director or Authorized Officer. Within two (2) working days of notification, the Assistant Director or Authorized Officer will evaluate or have evaluated any cultural resources discovered and will determine if any action may be required to protect or preserve such discoveries. The cost of data recovery for cultural resources discovered during lease operations shall be borne by the surface managing agency unless otherwise specified by the Authorized Officer of the BLM or of the surface managing agency, if different.

(5) All cultural resources shall remain under the jurisdiction of the United States until ownership is determined under applicable law.

(b) PALEONTOLOGICAL RESOURCES - If paleontological resources, either large and conspicuous, and/or of significant scientific value are discovered during mining operations, the find will be reported to the Authorized Officer immediately. Mining

                                                                      WYW0321779
                                                           12-01-96 Readjustment
                                                                     Page 8 of 4



operations will be suspended within 250 feet of said find. An evaluation of the paleontological discovery will be made by a BLM approved professional paleontologist within five (5) working days, weather permitting, to determine the appropriate action(s) to prevent the potential loss of any significant paleontological value. Operations within 250 feet of such discovery will not be resumed until written authorization to proceed is issued by the Authorized Officer. The lessee will bear the cost of any required paleontological appraisals, surface collection of fossils, or salvage of any large conspicuous fossils of significant scientific interest discovered during the mining operations.

(c) MULTIPLE MINERAL DEVELOPMENT - Operations will not be approved which, in the opinion of the Authorized Officer, would unreasonably interfere with the orderly development and/or production from a valid existing mineral lease issued prior to this one for the same lands. Lessor reserves the right in accordance with applicable coal regulations administered by Lessor to require the Operator/Lessee to modify the Resource Recovery and Protection Plan (R2P2) to minimize conflicts with other resources and to maximize recovery of all resources.

(d) OIL AND GAS/COAL RESOURCES - The BLM realizes that coal mining operations conducted on Federal coal leases issued within producing oil and gas fields may interfere with the economic recovery of oil and gas; just as Federal oil and gas leases issued in a Federal coal lease area may inhibit coal recovery. BLM retains the authority to alter and/or modify the Resource Recovery and Protection Plans for coal operations and/or oil and gas operations on those lands covered by Federal mineral leases so as to obtain maximum resource recovery.

(e) RESOURCE RECOVERY AND PROTECTION - Any bypass of Federal coal previously determined to be economically recoverable under an approved Resource Recovery and Protection Plan (R2P2), must have the written approval of the Authorized Officer of the BLM in the form of an approved modification to the R2P2 prior to the Federal coal being bypassed. (43 CFR 3482.2(e)(2)) Failure to comply with this requirement shall result in the issuance of a Notice of Noncompliance by the Authorized Officer. The Notice of Noncompliance will include the amount of damages to be assessed for the unauthorized bypass of Federal coal as determined by the Authorized Officer. Lessee shall pay royalty for all coal not recovered which was available for mining and was economically recoverable by mining operations under an R2P2 approved by the Authorized Officer. The royalty shall be determined in accordance with Section 2.(a), PRODUCTION ROYALTIES, of this lease, and the value of the coal shall be determined as set forth in the applicable coal regulations administered by the Lessor. Federal coal not recovered, but which was available for recovery,

                                                                      WYW0321779
                                                           12-01-96 Readjustment
                                                                     Page 9 of 4

will be volumetrically determined by the Authorized Officer using standard industry practices.

(f) RECORDS OF PRODUCTION AND SALES - Lessee will accurately determine the weight of all leased coal deposits mined (produced) and sold, will keep accurate records of such, and make those available to the Authorized Officer for inspection.

(g) PUBLIC LAND SURVEY PROTECTION - The lessee will protect all survey monuments, witness corners, reference monuments, and bearing trees against destruction, obliteration, or damage during operations on the lease areas. If any monuments, corners or accessories are destroyed, obliterated, or damaged by this operation, the lessee will hire an appropriate county surveyor or registered land surveyor to reestablish or restore the monuments, corners, or accessories at the same location, using surveying procedures in accordance with the "Manual of Surveying Instructions for the Survey of the Public Lands of the
     --------------------------------------------------------------------------
United States."  The survey will be recorded in the appropriate county records,
-------------
with a copy sent to the Authorized Officer.